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                                                                   Exhibit 10.18

                                                                       Exhibit A

                                Amendment to the

                  Dime Bancorp, Inc. 1991 Stock Incentive Plan

                             Effective June 25, 1998

1. Section 6.2(a) of the Plan is amended to read as follows:

            "(a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee; provided, however, that the option price shall not be less than 100% of the fair market value of the Stock on the date of the award of the Stock Option."

2. The last sentence of subsection (a) of Section 8 of the Plan is hereby amended to read as follows:

            "The vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with Bancorp or a Related Company, upon the attainment of specified performance goals or upon such other criteria as the Committee may determine; provided, however that (i) with respect to grants of rights to purchase Restricted Stock made on or after June 25, 1998 where the Restricted Stock to be so purchased is scheduled to vest based solely on the passage of time (other than with respect to vesting that results from the death, disability, or retirement of the holder of the Restricted Stock or upon the occurrence of a change in control-related event), such Restricted Stock shall not vest in full prior to the third anniversary of the date such rights were granted, and (ii) with respect to grants of rights to purchase Restricted Stock made on or after June 25, 1998 where the Restricted Stock to be so purchased is scheduled to vest based solely on the achievement of performance goals set by the Committee at the time of the grant (other than with respect to vesting that results from the death, disability or retirement of the holder of the Restricted Stock or upon the occurrence of a change in control-related event), such Restricted Stock shall not vest in full prior to the first anniversary of the date such rights were granted."